AMERICAN BOARDING COMPANY

Daly City, California /PRNewswire/ -- American Boarding Company, (OTCPink Symbol: AMIB) leading provider of quality housing communities and services announced that the company has entered into three property management contracts in San Francisco Bay area effective November 1, 2014.

Reza Noorkayhani, CEO of American Boarding Company, stated, "We are pleased to announce that we have entered into contracts to manage three rental properties in San Francisco, Alameda and Marin Counties.

Through its holding company, Lucky Realty, American Boarding Company has been engaged to lease, manage and provide maintenance for the following properties all of which are located near colleges and universities in San Francisco Bay area:

613 Texas Street, San Francisco, CA (a two bedroom one bath house),

1110 Linden Street, Oakland, CA (a four unit multi-family complex) and

64 Mountain View Road, Fairfax, CA, (a two bedroom two bath house).

These contracts are in line with our corporate strategy to acquire and manage homes where the sales price-to-rent ratio is favorable enough to yield a 5 to 10 percent annual cash flow with a five to eight year hold period. "

About American Boarding Company:

American Boarding Company is a real estate based company with a principle business objective of acquisition, design, development, lease, and management services of student housing communities located within close proximity of colleges and universities in the United States.

Related Links:
http://www.americanboardingcompany.com

Safe Harbor Statement:

This update includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as American Boarding Company or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

For Investor Relations:
American Boarding Company
Phone: 415-283-7257

Email:  Info@americanboardingcompany.com

 SOURCE American Boarding Company